Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

Dated as of

September 10, 2026

Between

TENCENT MUSIC ENTERTAINMENT GROUP

as Company

and

THE BANK OF NEW YORK MELLON

as Trustee

5.050% NOTES DUE 2031

5.650% NOTES DUE 2036

FIRST SUPPLEMENTAL INDENTURE dated as of September 10, 2026 between Tencent Music Entertainment Group, an exempted company incorporated in the Cayman Islands (the “Company”), and The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee executed and delivered an Indenture dated as of September 10, 2026 (the “Base Indenture”) to provide for the issuance of debentures, notes, bonds or other evidences of indebtedness in an unlimited aggregate principal amount to be issued from time to time in one or more series (such Base Indenture, as supplemented and amended by this First Supplemental Indenture and all indentures supplemental thereto with respect to the Notes (as defined below), herein referred to as the “Indenture”):

WHEREAS, the Company has duly authorized the issuance of US$500,000,000 aggregate principal amount of 5.050% Notes due 2031 (the “2031 Notes”), and US$500,000,000 aggregate principal amount of 5.650% Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture pursuant to Section 14.01 of the Base Indenture to establish the terms and the form of the Notes in accordance with Sections 2.01, Section 3.01 and Section 3.03 of the Base Indenture;

WHEREAS, all things necessary to make this First Supplemental Indenture a valid, legally binding and enforceable agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Notes by the Holders thereof for the equal and proportionate benefit of all of the present and future Holders of the Notes, each party agrees and covenants as follows:

ARTICLE I

SCOPE AND DEFINITIONS

Section 1.01 Scope. The changes, modifications and supplements to the Base Indenture effected by this First Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

Section 1.02 Definitions.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Base Indenture.

(b) As used herein, the following additional defined terms shall have the following meanings with respect to the Notes only and be equally applicable to both the singular and the plural forms of any of the terms herein defined:

“2031 Notes” has the meaning provided in the recitals.

“2036 Notes” has the meaning provided in the recitals.

“Additional 2031 Notes” has the meaning provided in Section 2.01(c).

“Additional 2036 Notes” has the meaning provided in Section 2.02(c).

“Base Indenture” has the meaning provided in the recitals hereof.

“DTC” means The Depository Trust Company, New York, New York.

“First Supplemental Indenture” means this instrument.

“Group” means the Company and its Controlled Entities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing.

“Initial 2031 Notes” has the meaning provided in Section 2.01(c).

“Initial 2036 Notes” has the meaning provided in Section 2.02(c).

“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

“Non-listed Controlled Entities” means the Controlled Entities other than (i) any Controlled Entities with shares of common stock or other common equity interests listed on an internationally recognized stock exchange; and (ii) any Subsidiaries or Consolidated Affiliated Entities of any Controlled Entity referred to in clause (i) of this definition.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (i) the acquisition of assets not previously owned by the Company or any of its Controlled Entities or (ii) the financing of a project involving the purchase, development, improvement or expansion of properties of the Company or any of its Controlled Entities, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any of its Controlled Entities of the Company or to the Company’s or any such Controlled Entity’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Notes” has the meaning provided in the recitals hereof.

“Noteholder” means Holder of the Notes.

“Par Call Date” means August 10, 2031 for the 2031 Notes and June 10, 2036 for the 2036 Notes, as the case may be.

“PRC Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed.

“Prospectus Supplement” means the preliminary prospectus supplement, dated September 1, 2026 or the prospectus supplement, dated September 3, 2026, relating to the offering of the Notes.

“Relevant Indebtedness” means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market, except (i) any indebtedness in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities initially offered, marketed or issued primarily to Persons resident in the PRC and denominated in Renminbi, (ii) any debt securities exchangeable for shares of the Capital Stock (or American depositary shares representing such shares of Capital Stock) of a Person held by us or any Principal Controlled Entity, and (iii) any Non-recourse Obligations.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the fifth Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the fifth Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the fourth Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Triggering Event” means (A) any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (“Change in Law”) that results in (1) the Group (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the consolidated financial statements of the Company for the most recent fiscal quarter and (2) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the consolidated financial statements of the Company for the most recent fiscal quarter and (B) the Company has not furnished to the Trustee, prior to the date that is twelve months after the date of the Change in Law, an opinion from an Independent Financial Advisor or an External Legal Counsel stating either (1) the Company is able to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in the consolidated financial statements of the Company for the most recent fiscal quarter (including after giving effect to any corporate restructuring or reorganization plan of the Company) or (2) such Change in Law would not materially adversely affect the Company’s ability to make principal, premium (if any) and interest payments on the Notes when due.

“Triggering Event Offer” has the meaning set forth in Section 2.05(a).

“Triggering Event Payment” has the meaning set forth in Section 2.05(a).

“Triggering Event Payment Date” has the meaning set forth in Section 2.05(a).

Section 1.03 Rules of Construction. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

(b) References to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of this First Supplemental Indenture, unless the context otherwise requires.

(c) References to any agreement, instrument, statute or regulation defined or referred to herein or in any instrument establishing the terms of the Notes (or executed in connection therewith) are references to such agreement, instrument, statute or regulation as from time to time amended, modified, supplemented or replaced, including (in the case of agreements or instruments) by waiver or consent and by succession of comparable successor agreements, instruments, statutes or regulations.

ARTICLE II

THE NOTES

Section 2.01 Terms of the 2031 Notes. The 2031 Notes are hereby created and designated as a separate series of Securities under the Base Indenture. The following terms relate to the 2031 Notes:

(a) The 2031 Notes shall constitute a separate series of Securities under the Base Indenture having the title “5.050% Notes due 2031.”

(b) The 2031 Notes shall be issued at a price of 99.804% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 2031 Notes.

(c) The aggregate principal amount of the 2031 Notes (the “Initial 2031 Notes”) that may be initially authenticated and delivered under the Indenture shall be US$500,000,000. The Company may from time to time, without the consent of the Holders of the 2031 Notes, issue additional 2031 Notes (in any such case “Additional 2031 Notes”) having the same terms and conditions as the Initial 2031 Notes in all respects (or in all respects except for the Issue Date, the issue price or the first Interest Payment Date). Any Additional 2031 Notes and the Initial 2031 Notes shall constitute a single series under the Indenture, provided that if such Additional 2031 Notes are not fungible with the Initial 2031 Notes for U.S. federal income tax purposes, such Additional 2031 Notes shall not have the same CUSIP, ISIN or other identifying number as the Initial 2031 Notes. All references to the “2031 Notes” shall include the Initial 2031 Notes and any Additional 2031 Notes unless the context otherwise requires. The aggregate principal amount of each of the Additional 2031 Notes shall be unlimited.

(d) The entire outstanding principal of the 2031 Notes shall be payable on September 10, 2031.

(e) The rate at which the 2031 Notes shall bear interest shall be 5.050% per year. The date from which interest shall accrue on the 2031 Notes shall be September 10, 2026, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the 2031 Notes shall be March 10 and September 10 of each year, beginning March 10, 2027. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on February 23 and August 26 prior to each Interest Payment Date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(f) The 2031 Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depositary for such Global Securities shall be DTC. The 2031 Notes shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference. The 2031 Notes shall be denominated in U.S. Dollars and shall be issuable in minimum denominations of US$200,000 or any integral multiples of US$1,000 in excess thereof.

(g) The 2031 Notes may be redeemed at the option of the Company prior to the date of Stated Maturity for payment of principal on the 2031 Notes, as provided in Section 2.03.

(h) The 2031 Notes will not have the benefit of any sinking fund.

(i) Except as provided herein, the Holders of the 2031 Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(j) The 2031 Notes will be senior unsecured obligations of the Company and will rank at least equal in right of payment to all of the Company’s other existing and future unsecured and unsubordinated obligations (subject to any priority rights pursuant to applicable law).

(k) The restrictive covenants set forth in Sections 2.04 and 2.05 shall be applicable to the 2031 Notes.

Section 2.02 Terms of the 2036 Notes. The 2036 Notes are hereby created and designated as a separate series of Securities under the Base Indenture. The following terms relate to the 2036 Notes:

(a) The 2036 Notes shall constitute a separate series of Securities under the Base Indenture having the title “5.650% Notes due 2036.”

(b) The 2036 Notes shall be issued at a price of 99.638% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 2036 Notes.

(c) The aggregate principal amount of the 2036 Notes (the “Initial 2036 Notes”) that may be initially authenticated and delivered under the Indenture shall be US$500,000,000. The Company may from time to time, without the consent of the Holders of the 2036 Notes, issue additional 2036 Notes (in any such case “Additional 2036 Notes”) having the same terms and conditions as the Initial 2036 Notes in all respects (or in all respects except for the Issue Date, the issue price or the first Interest Payment Date). Any Additional 2036 Notes and the Initial 2036 Notes shall constitute a single series under the Indenture, provided that if such Additional 2036 Notes are not fungible with the Initial 2036 Notes for U.S. federal income tax purposes, such Additional 2036 Notes shall not have the same CUSIP, ISIN or other identifying number as the Initial 2036 Notes. All references to the “2036 Notes” shall include the Initial 2036 Notes and any Additional 2036 Notes unless the context otherwise requires. The aggregate principal amount of each of the Additional 2036 Notes shall be unlimited.

(d) The entire outstanding principal of the 2036 Notes shall be payable on September 10, 2036.

(e) The rate at which the 2036 Notes shall bear interest shall be 5.650% per year. The date from which interest shall accrue on the 2036 Notes shall be September 10, 2026, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the 2036 Notes shall be March 10 and September 10 of each year, beginning March 10, 2027. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on February 23 and August 26 prior to each Interest Payment Date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(f) The 2036 Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depositary for such Global Securities shall be DTC. The 2036 Notes shall be substantially in the form attached hereto as Exhibit B, the terms of which are herein incorporated by reference. The 2036 Notes shall be denominated in U.S. Dollars and shall be issuable in minimum denominations of US$200,000 or any integral multiples of US$1,000 in excess thereof.

(g) The 2036 Notes may be redeemed at the option of the Company prior to the date of Stated Maturity for payment of principal on the 2036 Notes, as provided in Section 2.03.

(h) The 2036 Notes will not have the benefit of any sinking fund.

(i) Except as provided herein, the Holders of the 2036 Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(j) The 2036 Notes will be senior unsecured obligations of the Company and will rank at least equal in right of payment to all of the Company’s other existing and future unsecured and unsubordinated obligations (subject to any priority rights pursuant to applicable law).

(k) The restrictive covenants set forth in Sections 2.04 and 2.05 shall be applicable to the 2036 Notes.

Section 2.03 Optional Redemption.

(a) The provisions of Article IV of the Base Indenture, as amended by the provisions of this First Supplemental Indenture, shall apply to the Notes.

(b) The Company may, upon giving not less than 10 nor more than 60 days’ written notice to (i) the Trustee and (ii) Holders of the Notes, redeem the 2031 Notes at any time and from time to time, prior to August 10, 2031, and redeem the 2036 Notes at any time and from time to time, prior to June 10, 2036, in whole or in part, at a redemption amount equal to the greater of (x) (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points in the case of the 2031 Notes and 15 basis points in the case of the 2036 Notes, less (ii) interest accrued to the date of redemption and (y) 100% of the principal amount of such applicable Notes to be redeemed , plus, in each case, accrued and unpaid interest on such applicable Notes to be redeemed, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Neither the Trustee nor the Paying Agent is responsible for calculating or verifying the redemption price. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(c) In addition, the Company may, upon giving not less than 10 nor more than 60 days’ written notice to (i) the Trustee and (ii) Holders of the Notes, redeem the applicable Notes, at any time and from time to time, from or after the Par Call Date, in whole or in part, at a redemption amount equal to 100% of the principal amount of the applicable Notes to be redeemed plus accrued and unpaid interest thereon to the redemption date.

(d) The notice of redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 but not more than 60 days before the Redemption Date to the Trustee and each Holder of record of the Notes to be redeemed. The notice of redemption for the Notes shall state, among other things, the amount of Notes to be redeemed, the Redemption Date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed. Unless the Company defaults in the payment of the redemption price, interest shall cease to accrue on any Notes that have been called for redemption at the Redemption Date. If less than all of the Notes of a series are to be redeemed, the Notes to be redeemed shall be selected (i) if listed on a national securities exchange and/or held through the clearing systems then in compliance with the requirements of such national securities exchange and/or the clearing system, and (ii) if the Notes are not listed on any securities exchange and are not held through the clearing systems then pro rata, by lot or in such other manner as the Trustee deems appropriate in its sole discretion, unless otherwise required by law.

(e) No notes of a principal amount of US$200,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. The principal amount of a Note remaining outstanding after redemption in part shall be at least US$200,000 or an integral multiple of US$1,000 in excess thereof. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the Holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

(f) Any notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a refinancing transaction or other corporate transaction. In addition, if a redemption is subject to satisfaction of one or more conditions precedent, the Company may, in its discretion, delay the redemption date (even if beyond 60 days from when notice was given) until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed. The Company shall provide written notice to the trustee prior to the close of business two Business Days prior to the redemption date if any such redemption has been rescinded or delayed, and upon receipt the trustee shall provide such notice to each Holder of the notes in the same manner in which the notice of redemption was given.

(g) If the Redemption Date pursuant to this Section 2.03 is on or after the relevant Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Redemption Date pursuant to this Section 2.03 shall be paid on such Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(h) The Company or any of its Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the Indenture. The Notes so purchased, while held by or on behalf of the Company or any of such Controlled Entities, shall not be deemed to be outstanding for the purposes of determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder. The Notes that the Company or its Affiliates purchase may, in the discretion of the Company, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

Section 2.04 Limitation on Liens. The following additional covenant shall apply with respect to the Notes so long as any of the Notes remain outstanding:

(a) Subject to the exceptions set forth in Section 2.04(b) below, the Company will not create or have outstanding, and the Company will ensure that none of its Principal Controlled Entities will create or have outstanding, any Lien upon the whole or any part of their respective present or future undertaking, assets or revenues (including any uncalled capital) securing any Relevant Indebtedness, or create or have outstanding any guarantee or indemnity in respect of any Relevant Indebtedness either of the Company or of any of its Principal Controlled Entities, without (x) at the same time or prior thereto securing or guaranteeing the Notes, equally and ratably therewith or (y) providing such other security or guarantee for the Notes, as shall be approved by an act of the Holders of such series of Notes holding at least a majority of the principal amount of such series of Notes then Outstanding.

(b) The restriction set forth in Section 2.04(a) above will not apply to:

(i) any Lien arising or already arisen automatically by operation of law which is timely discharged or disputed in good faith by appropriate proceedings;

(ii) any Lien in respect of the obligations of any Person which becomes a Principal Controlled Entity or which merges with or into the Company or a Principal Controlled Entity after the date hereof which is in existence at the date on which it becomes a Principal Controlled Entity or merges with or into the Company or a Principal Controlled Entity; provided that any such Lien was not incurred in anticipation of such acquisition or of such Person becoming a Principal Controlled Entity or being merged with or into the Company or a Principal Controlled Entity;

(iii) any Lien created or outstanding in favor of the Company;

(iv) any Lien in respect of Relevant Indebtedness of the Company or any Principal Controlled Entity with respect to which the Company or such Principal Controlled Entity has paid money or deposited money or securities with a fiscal agent, trustee or depositary to pay or discharge in full the obligations of the Company or such Principal Controlled Entity in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

(v) any Lien created in connection with Relevant Indebtedness of the Company or any Principal Controlled Entity denominated in Chinese Renminbi and initially offered, marketed or issued primarily to Persons resident in the PRC;

(vi) any Lien created in connection with a project financed with, or created to secure, Non-recourse Obligations; or

(vii) any Lien arising out of the refinancing, extension, renewal or refunding of any Relevant Indebtedness secured by any Lien permitted by the foregoing clause (ii), (v), (vi) or (vii) of this Section 2.04(b); provided that such Relevant Indebtedness is not increased beyond the principal amount thereof (together with the costs of such refinancing, extension, renewal or refunding) and is not secured by any additional property or assets.

Section 2.05 Repurchase Upon Triggering Event. The following additional covenant shall apply with respect to the Notes so long as any of the Notes remain outstanding:

(a) If a Triggering Event occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 2.03 hereof or Section 4.07 of the Base Indenture, the Company shall make an offer to repurchase all or, at the Holder’s option, any part (equal to US$200,000 or multiples of US$1,000 in excess thereof) of each Holder’s Notes pursuant to the offer described below (the “Triggering Event Offer”), at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase (the “Triggering Event Payment”) (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 30 days following a Triggering Event, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 2.03 hereof or Section 4.07 of the Base Indenture, the Company will mail a notice of such Triggering Event Offer to each Holder or otherwise give notice in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(i) that a Triggering Event Offer is being made pursuant to this Section 2.05, including a description of the transaction or transactions that constitute the Triggering Event, and that all Notes properly tendered pursuant to such Triggering Event Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest, if any, on such Notes to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date);

(ii) the purchase date (which shall be no earlier than 10 days and no later than 60 days from the date such notice is mailed) (the “Triggering Event Payment Date”);

(iii) that Notes must be tendered in amounts of US$200,000 or multiples of US$1,000 in excess thereof, and any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv) that, unless the Company defaults in the payment of the Triggering Event Payment, any Note accepted for payment pursuant to the Triggering Event Offer will cease to accrue interest on and after the Triggering Event Payment Date;

(v) that Holders electing to have any Notes purchased pursuant to a Triggering Event Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Triggering Event Payment Date;

(vi) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives at the address specified in the notice, not later than the close of business on the 30th day following the date of the Triggering Event notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(vii) that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to US$200,000 or an integral multiple of US$1,000 in excess thereof); and (viii) the other instructions, as determined by the Company consistent with this Section 2.05, that a Holder must follow.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is sent in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b) On the Triggering Event Payment Date, the Company will, to the extent lawful:

(i) accept for payment all Notes or portions of Notes (of US$200,000 or integral multiples of US$1,000 in excess thereof) properly tendered pursuant to the Triggering Event Offer;

(ii) deposit with the Paying Agent, one Business Day prior to the Triggering Event Payment Date, an amount equal to the Triggering Event Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this Section 2.05.

(c) The Paying Agent shall promptly mail, to each Holder who properly tendered Notes, the purchase price for such Notes properly tendered, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of US$200,000 or a multiple of US$1,000 in excess thereof.

(d) If the Triggering Event Payment Date is on or after the relevant Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Triggering Event Payment Date shall be paid on such Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e) The Company will not be required to make a Triggering Event Offer upon a Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Company will be required to make a Triggering Event Offer treating the date of such termination or default as though it were the date of the Triggering Event.

(f) The Company shall comply with the requirements of Rule 14e-l under the Securities Exchange Act of 1934, as amended, to the extent applicable, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Triggering Event Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Triggering Event Offer provisions of the Notes by virtue of any such conflict.

(g) The Trustee shall not be required to take any steps to ascertain whether a Triggering Event or any event which could lead to a Triggering Event has occurred and shall not be responsible or liable to any person for any failure to do so.

Section 2.06 NDRC Post-issue Filing. The following additional covenant shall apply with respect to the Notes so long as any of the Notes remain outstanding:

The Company will notify the Trustee if it does not file or cause to be filed with the NDRC the requisite information and documents required to be filed with the NDRC within 10 PRC Business Days after the completion of the Notes issuance in accordance with Administrative Measures for the Examination and Registration of Medium and Long-Term Foreign Debt of Enterprises (企業中長期外債審核登記管理辦法 (中華人民共和國國家發展和改革委員會令第 56 號)) issued by the NDRC and which came into effect on 10 February 2023 and any implementation rules as issued by the NDRC as in effect at such time (the “Post-Issuance Filing”). Such notification to the Trustee shall be made within 10 PRC Business Days after such failure to complete the Post-Issuance Filing.

The Trustee shall have no obligation or duty to monitor or ensure or to assist with the Post-Issuance Filing on or before the deadline referred to above or to verify the accuracy, validity, and/or genuineness of any documents in relation to or in connection with the Post-Issuance Filing and/or the relevant documents evidencing the Post-Issuance Filing or to give notice to the Holders confirming the completion of the Post-Issuance Filing, and shall not be liable to the Holders or any other person for not doing so.

Section 2.07 Covenant Defeasance. Upon the Company’s exercise under Section 12.03(a) of the Base Indenture of the option applicable to Section 12.03(c) thereof, the Company shall, subject to the satisfaction of the conditions set forth in Section 12.03(d) thereof, be released from its obligations under the covenants contained in Section 6.04 and Section 6.06 thereof and from its obligations under the covenants contained in Section 2.04 and Section 2.05 of this First Supplemental Indenture, on and after the date the conditions set forth in Section 12.03(d) thereof are satisfied.

Section 2.08 Supplemental Indentures.

(a) Definition of “Principal Controlled Entity” under Section 1.01 of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“Principal Controlled Entities” at any time shall mean one of the Non-listed Controlled Entities of the Company:

(i) as to which one or more of the following conditions is/are satisfied:

(A) its total revenue or (in the case of one of the Non-listed Controlled Entities of the Company which has one or more Non-listed Controlled Entities) consolidated total revenue attributable to the Company is at least 10% of the consolidated total revenue of the Company;

(B) its net profit or (in the case of one of the Non-listed Controlled Entities of the Company which has one or more Non-listed Controlled Entities) consolidated net profit attributable to the Company (in each case before taxation and exceptional items) is at least 10% of the consolidated net profit of the Company (before taxation and exceptional items); or

(C) its net assets or (in the case of one of the Non-listed Controlled Entities of the Company which has one or more Non-listed Controlled Entities) consolidated net assets attributable to the Company (in each case after deducting minority interests in Subsidiaries) are at least 10% of the consolidated net assets of the Company (after deducting minority interests in Subsidiaries);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Non-listed Controlled Entity of the Company and the then latest audited consolidated financial statements of the Company; provided that, in relation to clauses (A), (B) and (C) above:

(1) in the case of a corporation or other business entity becoming a Non-listed Controlled Entity after the end of the financial period to which the latest consolidated audited accounts of the Company relate, the reference to the then latest consolidated audited accounts of the Company and its Non-listed Controlled Entities for the purposes of the calculation above shall, until the consolidated audited accounts of the Company for the financial period in which the relevant corporation or other business entity becomes a Non-listed Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of the Company and its Non-listed Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Non-listed Controlled Entity which itself has Non-listed Controlled Entities) of such Non-listed Controlled Entity in such accounts;

(2) if at any relevant time in relation to the Company or any Non-listed Controlled Entity which itself has Non-listed Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of the Company and/or any such Non-listed Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of the Company;

(3) if at any relevant time in relation to any Non-listed Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Non-listed Controlled Entity prepared for this purpose by or on behalf of the Company; and

(4) if the accounts of any Non-listed Controlled Entity (not being a Non-listed Controlled Entity referred to in proviso (1) above) are not consolidated with the accounts of the Company, then the determination of whether or not such Non-listed Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts of the Company (determined on the basis of the foregoing); or

(ii) to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

An Officers’ Certificate delivered to the Trustee certifying in good faith as to whether or not a Non-listed Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error and the Trustee shall be entitled to rely conclusively upon such Officers’ Certificate (without further investigation or enquiry) and shall not be liable to any person for so accepting and relying on such Officers’ Certificate.

(b) Section 7.01(d) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“the Company, subject to the provisions of Section 6.08, defaults in the performance of, or breaches, any covenant or agreement in this Indenture or under the Securities of such series (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding;”

(c) Section 7.01(e) of the Base Indenture shall be deleted in its entirety with respect to the Notes only, and the rest of the sections in Section 7.01 shall be renumbered.

(d) Section 7.01(f) of the Base Indenture shall be deleted in its entirety with respect to the Notes only, and the rest of the sections in Section 7.01 shall be renumbered.

(e) The definition of “Payment Default” in Section 1.01 of the Base Indenture shall be deleted in its entirety with respect to the Notes only.

(f) Section 7.02(a) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, if any one or more of the above-described Events of Default (other than an Event of Default specified in Section 7.01(e) or Section 7.01(f)) shall happen with respect to Securities of any series at the time Outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding by written notice as provided in the Indenture may, and the Trustee, upon written instructions from holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding and subject to receipt of pre-funding, security and/or indemnity, to its satisfaction, shall, declare the principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest and premium (if any) on all the Securities of such series then Outstanding to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 7.01(e) or Section 7.01(f) occurs and is continuing, then in every such case, the principal amount of all of the Securities of that series then Outstanding shall automatically, and without any declaration or any other action on the part of the Trustee or any Holder, become due and payable immediately. Upon payment of such amounts in the Currency in which such Securities are denominated (subject to Section 3.11 and except as otherwise provided pursuant to Section 3.01), all obligations of the Company in respect of the payment of principal of and interest on the Securities of such series shall terminate.”

(g) Section 7.02(b) of the Base Indenture shall be deleted in its entirety with respect to the Notes only.

(h) Section 11.01(a) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“The Trustee shall be entitled to such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (including in any agent capacity in which it acts). The compensation of the Trustee shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon its request for all out-of-pocket expenses, disbursements and advances properly incurred or made by the Trustee (including, without limitation, the properly incurred expenses and disbursements of its agents, delegates, attorneys and counsel), except any such expense, disbursement or advance caused by its own gross negligence, fraudulent activity or willful misconduct.

The Company also agrees to indemnify each of the Trustee and any predecessor Trustee and their respective officers, employees, agents and directors hereunder for, and to hold it harmless against, any and all loss, liability, damage, claim, cost or expense incurred (including fees, costs, and expenses of counsel) without its own gross negligence, fraudulent activity or willful misconduct, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent capacity in which it acts), as well as the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except those caused by its own gross negligence, fraudulent activity or willful misconduct.

As security for the performance of the obligations of the Company under this Section 11.01(a), the Trustee shall have a lien upon all property and funds held or collected by the Trustee as such, except funds held in trust by the Trustee to pay principal of and interest on any Securities. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Company to compensate and indemnify the Trustee under this Section 11.01(a) shall survive the resignation or removal of the Trustee, any satisfaction and discharge under Article XII, the payment of any Securities and the termination of this Indenture for any reason. In addition to and without prejudice to its other rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in clause (e) or (f) of Section 7.01 occurs, the expenses and compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code or any applicable state bankruptcy, insolvency or similar laws or analogous foreign law for the relief of debtors.”

(i) Section 12.03(c) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“Upon the Company’s exercise under Section 12.03(a) of the option applicable to this Section 12.03(c), the Company shall, subject to the satisfaction of the conditions set forth in Section 12.03(d), be released from its obligations under the covenants contained in Section 6.04, Section 6.06 and as provided pursuant to Section 3.01(z), on and after the date the conditions set forth in Section 12.03(d) are satisfied (“Covenant Defeasance”). For this purpose, “Covenant Defeasance” means that, with respect to this Indenture and the Securities of such Series then Outstanding, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01, but, except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. In addition, upon the Company’s exercise under Section 12.03(a) of the option applicable to this Section 12.03(c), subject to the satisfaction of the conditions set forth in Section 12.03(d), Section 7.01(c) and Section 7.01(d) (only with respect to covenants that are released as a result of such Covenant Defeasance), in each case, shall not constitute Events of Default.”

(j) Section 14.01(h) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“to conform the text of this Indenture or any series of the Securities to any provision of the section entitled “Description of Debt Securities” in the Prospectus or of the section entitled “Description of the Notes” in the Prospectus Supplement to the extent that such provision in the Prospectus or the Prospectus Supplement, as the case may be, was intended to be a verbatim recitation of a provision of this Indenture or such series of the Securities as evidenced by an Officers’ Certificate;”

(k) Clause (xi) of Section 14.02(a) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“reduce the amount of the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased as described in Section 4.07 of the Base Indenture or as described in Section 2.03 or 2.05 of the First Supplemental Indenture, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except through amendments to the definition of “Triggering Event” if applicable).”

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.01 Confirmation of Indenture. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto with respect to the Notes shall be read, taken and construed as one and the same instrument.

Section 3.02 Severability. If any provision in this First Supplemental Indenture or in the Notes shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions in this First Supplemental Indenture or in the Notes shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 3.03 Conflicts with Base Indenture. In the event that any provision of this First Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of the First Supplemental Indenture shall prevail.

Section 3.04 Benefits of Indenture. Nothing in this First Supplemental Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Notes any benefit or any right, remedy or claim under or by reason of this First Supplemental Indenture or the Base Indenture or any covenant, condition, stipulation, promise or agreement hereof or thereof, and all covenants, conditions, stipulations, promises and agreements contained herein or therein shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 3.05 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.06 Governing Law; Waiver of Trial by Jury. This First Supplemental Indenture and the Notes shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

Section 3.07 Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

THE COMPANY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS FIRST SUPPLEMENTAL INDENTURE.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

Very truly yours, TENCENT MUSIC ENTERTAINMENT GROUP

By:	/s/ Cussion Kar Shun Pang
Name:	Cussion Kar Shun Pang
Title:	Executive Chairman

THE BANK OF NEW YORK MELLON as Trustee

By:	/s/ Qihan Jiang
Name:	Qihan Jiang
Title:	Vice President

EXHIBIT A

FORM OF 5.050% NOTES DUE 2031

FACE OF NOTE

[For Inclusion in a Global Security only — UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

TENCENT MUSIC ENTERTAINMENT GROUP

5.050% Note Due 2031

PRINCIPAL AMOUNT: US$500,000,000

CUSIP: 88034PAD1

No.:_______________

Tencent Music Entertainment Group, an exempted company incorporated in the Cayman Islands (the “Company,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co, or registered assigns, the principal sum of FIVE HUNDRED MILLION U.S. DOLLARS (US$500,000,000) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on September 10, 2031, or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate: 5.050% per annum.

Interest Payment Dates: March 10 and September 10 of each year, commencing on March 10, 2027.

Record Dates: February 23 and August 26.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually or electronically signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, TENCENT MUSIC ENTERTAINMENT GROUP has caused this Note to be duly executed.

TENCENT MUSIC ENTERTAINMENT GROUP

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date:

THE BANK OF NEW YORK MELLON as Trustee

By:
Name:
Title:

FORM OF REVERSE OF NOTE

TENCENT MUSIC ENTERTAINMENT GROUP

5.050% Note Due 2031

This Note is one of a duly authorized issue of debt securities of the Company of the series designated as the “5.050% Notes due 2031” (the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of September 10, 2026 (the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, as trustee (the “Trustee,” which term includes any successor trustee), as supplemented by the First Supplemental Indenture, dated as of September 10, 2026 (the “First Supplemental Indenture”), duly executed and delivered by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture and all indentures supplemental thereto with respect to the Notes is referred to herein as the “Indenture”. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.

1. Interest. The Company promises to pay interest on the principal amount of this Note at a rate of 5.050% per annum. The Company will pay interest semi-annually in arrears on March 10 and September 10 of each year. If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest), if any, to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note for such interest installment. In the event that the Notes or a portion thereof are called for redemption, and the Redemption Date is subsequent to a Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Notes will instead be paid upon presentation and surrender of such Notes as provided in the Indenture. Payment of interest on the Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office by wire transfer or, if the Notes are in certificates form and the Company acts as its own paying agent, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent or Registrar without notice to any Noteholder. The Company may act in any such capacity.

4. Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and TIA for a statement of such terms. The Notes are unsecured general obligations of the Company and constitute the series designated on the face of this Note as the “5.050% Notes due 2031,” initially limited to US$500,000,000 in aggregate principal amount. The Company will furnish to any Noteholder upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: Tencent Music Entertainment Group, 17/F, Matsunichi Building, Kejizhongyi Road, Midwest District of Hi-tech Park, Nanshan District, Shenzhen, 518057, the People’s Republic of China, Attention: Chief Financial Officer.

5. Redemption and Repurchase. The Notes are subject to optional redemption, and may be the subject of a mandatory redemption or offer to purchase, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes

6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in the denominations of US$200,000 or any integral multiple of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7. Persons Deemed Owners. The registered Noteholder may be treated as its owner for all purposes.

8. Amendments, Supplements and Waivers. The Indenture and the Notes may be amended or supplemented as provided in the Indenture. Any consent or waiver by the Noteholders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Noteholders and Holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.

9. Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 7.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Noteholders shall be as set forth in the applicable provisions of the Indenture.

10. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future shareholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

11. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or electronic signature of the Trustee.

12. Governing Law. The Base Indenture, the First Supplemental Indenture and this Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto [PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE] ______________________________________.

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE] ______________________________ the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________ Attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Signature:

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 2.05 of the First Supplemental Indenture, check the box below:

☐ Section 2.05

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 2.05 of the First Supplemental Indenture, state the amount you elect to have purchased:

US$___________

Dated:	Your Signature:
Sign exactly as your name appears on the face of this Note)

Tax Identification No:

SCHEDULE OF INCREASES OR DECREASES IN NOTE*

The initial principal amount of this Note is US$500,000,000. The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)

* Insert in Global Notes.

EXHIBIT B

FORM OF 5.650% NOTES DUE 2036

FACE OF NOTE

[For Inclusion in a Global Security only — UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

TENCENT MUSIC ENTERTAINMENT GROUP

5.650% Note Due 2036

PRINCIPAL AMOUNT: US$500,000,000

CUSIP: 88034PAC3

No.:_______________

Tencent Music Entertainment Group, an exempted company incorporated in the Cayman Islands (the “Company,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co, or registered assigns, the principal sum of FIVE HUNDRED MILLION U.S. DOLLARS (US$500,000,000) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on September 10, 2036, or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate: 5.650% per annum.

Interest Payment Dates: March 10 and September 10 of each year, commencing on March 10, 2027.

Record Dates: February 23 and August 26.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually or electronically signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, TENCENT MUSIC ENTERTAINMENT GROUP has caused this Note to be duly executed.

TENCENT MUSIC ENTERTAINMENT GROUP

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date:

THE BANK OF NEW YORK MELLON as Trustee

By:
Name: Title:

FORM OF REVERSE OF NOTE

TENCENT MUSIC ENTERTAINMENT GROUP

5.650% Note Due 2036

This Note is one of a duly authorized issue of debt securities of the Company of the series designated as the “5.650% Notes due 2036” (the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of September 10, 2026 (the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, as trustee (the “Trustee,” which term includes any successor trustee), as supplemented by the First Supplemental Indenture, dated as of September 10, 2026 (the “First Supplemental Indenture”), duly executed and delivered by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture and all indentures supplemental thereto with respect to the Notes is referred to herein as the “Indenture”. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.

1. Interest. The Company promises to pay interest on the principal amount of this Note at a rate of 5.650% per annum. The Company will pay interest semi-annually in arrears on March 10 and September 10 of each year. If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest), if any, to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note for such interest installment. In the event that the Notes or a portion thereof are called for redemption, and the Redemption Date is subsequent to a Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Notes will instead be paid upon presentation and surrender of such Notes as provided in the Indenture. Payment of interest on the Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office by wire transfer or, if the Notes are in certificates form and the Company acts as its own paying agent, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent or Registrar without notice to any Noteholder. The Company may act in any such capacity.

4. Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and TIA for a statement of such terms. The Notes are unsecured general obligations of the Company and constitute the series designated on the face of this Note as the “5.650% Notes due 2036,” initially limited to US$500,000,000 in aggregate principal amount. The Company will furnish to any Noteholder upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: Tencent Music Entertainment Group, 17/F, Matsunichi Building, Kejizhongyi Road, Midwest District of Hi-tech Park, Nanshan District, Shenzhen, 518057, the People’s Republic of China, Attention: Chief Financial Officer.

5. Redemption and Repurchase. The Notes are subject to optional redemption, and may be the subject of a mandatory redemption or offer to purchase, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes

6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in the denominations of US$200,000 or any integral multiple of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7. Persons Deemed Owners. The registered Noteholder may be treated as its owner for all purposes.

8. Amendments, Supplements and Waivers. The Indenture and the Notes may be amended or supplemented as provided in the Indenture. Any consent or waiver by the Noteholders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Noteholders and Holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.

9. Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 7.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Noteholders shall be as set forth in the applicable provisions of the Indenture.

10. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future shareholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

11. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or electronic signature of the Trustee.

12. Governing Law. The Base Indenture, the First Supplemental Indenture and this Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto [PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE] ______________________________________.

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE] ______________________________ the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________ Attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Signature:

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 2.05 of the First Supplemental Indenture, check the box below:

☐ Section 2.05

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 2.05 of the First Supplemental Indenture, state the amount you elect to have purchased:

US$___________

Dated:	Your Signature:
Sign exactly as your name appears on the face of this Note)

Tax Identification No:

SCHEDULE OF INCREASES OR DECREASES IN NOTE*

The initial principal amount of this Note is US$500,000,000. The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)

* Insert in Global Notes.

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